SCHEDULE F
                                       TO
                        THE ADVISORS' INNER CIRCLE FUND
                        AMENDED AND RESTATED RULE 18F-3
                              MULTIPLE CLASS PLAN
                            DATED FEBRUARY 21, 2007

                                   WHG FUNDS

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FUND                                         INSTITUTIONAL CLASS      A CLASS
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WHG LargeCap Value Fund                               X                  X
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WHG SMidCap Fund                                      X
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WHG SmallCap Value Fund                               X
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WHG Income Opportunity Fund                           X                  X
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WHG Balanced Fund                                     X
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WHG Dividend Growth Fund                              X
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WHG SMidCap Plus Fund                                 X
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